UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Capital Growth Systems, Inc. (the “Company”) previously issued in excess of $9 million of convertible subordinated secured debt to a small number of investors. On February 11 and February 12, 2008, five of these investors converted to common stock an aggregate of $7,435,710 of indebtedness from these loans (at a 20% discount to the 10-day trailing average closing price of the Company’s common stock as of the date of conversion) in accordance with the conversion rights of the indebtedness. See Item 3.02 below for a discussion of this conversion.

On February 12, 2008, Capital Growth Systems, Inc. (the “Company”) entered into an amendment to its Registration Right Agreement in favor of Hilco Financial, LLC (a copy of the original agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed on November 6, 2007). Under the Amendment, the Company is no longer obligated to file a Registration Statement with respect to the shares of common stock underlying the Warrant issued to Hilco on November 1, 2007 to purchase up to 3.5 million shares of the Company’s common stock. The Company issued the Warrant to Hilco in connection with an amendment to the Company’s credit facility with Hilco. As part of the Amendment, the Company agreed to make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act of 1933, as amended, and file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934. Penalties of 2% of Hilco’s initial loan to the Company apply to each 30-day period for which Hilco is unable to sell the shares underlying the Warrant as a result of the Company’s failure to make and keep such public information available, or if the Company otherwise fails to timely file its Quarterly and Annual Reports (without giving effect to any extensions). A copy of the Amendment is included with this filing as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

With respect to each issuance outlined in this Item 3.02, unless otherwise stated, the Company relied upon exemptions contained in Section 4(2) and/or in Regulation D promulgated under the Securities Act of 1933, as amended, to make such issuance.

On February 11, 2008, David Lies converted a total of $4,164,981 of convertible subordinated debt owed to him by the Company ($3,704,510 of principal and $460,471 of accrued interest) into 9,954,543 shares of the Company’s common stock based upon a 20% discount to the ten-day average closing price of the Company’s common stock for the last ten trading days most recently ended as of the conversion date (“ten-day trading average”), which resulted in an effective conversion price of $0.418 per share. On that same date, Richard Levy converted a total of $106,674 of convertible subordinated debt owed to him by the Company ($100,000 of principal and $6,674 of accrued interest) into 254,957 shares of common stock based upon the same per share conversion price.

On February 12, 2008, Aequitas Hybrid Fund, LLC converted a total of $1,268,771 of convertible subordinated debt owed to it by the Company ($1,192,308 of principal and $76,463 of accrued interest) into 2,969,970 shares of common stock based upon a 20% discount to the ten-day trading average, which resulted in an effective conversion price of $0.427 per share. On that same date: (i) Aequitas Catalyst Fund, LLC - Series B converted a total of $1,331,338 of convertible subordinated debt owed to it by the Company ($1,307,692 of principal and $23,646 of accrued interest) into 3,116,428 shares of common stock; and (ii) Patrick Terrell converted a total of $563,945 of convertible subordinated debt owed to him by the Company ($500,000 of principal and $63,945 of accrued interest) into 1,320,096 shares of common stock, in both instances based upon the same $0.427 per share conversion price.

The aggregate number of shares of stock issued per the foregoing conversions totaled 17,615,994 shares and resulted in the reduction of indebtedness by $7,435,709.

Item 9.01		Financial Statements and Exhibits

	(b)	Exhibits

		10.1	Amendment to Registration Rights Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

/s/ Jim McDevitt
By: Jim McDevitt Its: Chief Financial and Accounting Officer

Dated: February 15, 2008